UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2021

NTN BUZZTIME, INC.

(Exact name of registrant as specified in charter)

Delaware	001-11460	31-1103425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6965 El Camino Real, Suite 105-Box 517
Carlsbad, California	92009
(Address of principal executive offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 15, 2021, NTN Buzztime, Inc. (“NTN” or the “Company”) held its special meeting of stockholders. Set out below is a brief description of each matter submitted to a vote at the special meeting, as well as the number of votes cast for or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. For more information about these proposals, please refer to the proxy statement/prospectus/consent solicitation statement dated February 8, 2021 filed by NTN with the Securities and Exchange Commission on February 8, 2021.

There were 2,976,096 shares of NTN common stock entitled to vote at the special meeting, of which approximately 61% were present or represented by valid proxy at the special meeting, which constituted a quorum for the special meeting.

Proposal No. 1: Stockholders approved the issuance of shares of NTN common stock to the members of Brooklyn ImmunoTherapeutics LLC (“Brooklyn”) pursuant to the terms of the agreement and plan of merger and reorganization dated August 12, 2020 (the “Merger Agreement”) and the change of control of NTN resulting therefrom. The voting results were:

For	Against	Abstain	Broker Non-Votes
1,021,843	11,159	5,535	776,758

Proposal No. 2: Stockholders approved an amendment to the restated certificate of incorporation of NTN to effect a reverse stock split of NTN’s common stock, within a range of one new share for every 2 to 10 (or any number in between) shares outstanding. The voting results were:

For	Against	Abstain	Broker Non-Votes
1,772,052	38,869	4,374	N/A

Proposal No. 3: Stockholders approved an amendment to the restated certificate of incorporation of NTN to increase the number of authorized shares of its common stock, par value $0.005 per share, from 15,000,000 shares to 100,000,000 shares. The voting results were:

For	Against	Abstain	Broker Non-Votes
1,739,922	36,701	38,672	N/A

Proposal No. 4: Stockholders did not approve an amendment to the restated certificate of incorporation of NTN to grant voting rights to the holders of NTN’s outstanding Series A Convertible Preferred Stock on an as-converted to common stock basis (the “Series A Voting Rights Proposal”). The voting results were:

For	Against	Abstain	Broker Non-Votes
1,019,732	12,196	6,609	776,758

Proposal No. 5: Stockholders approved an amendment to the restated certificate of incorporation of NTN to change the corporate name of NTN from “NTN Buzztime, Inc.” to “Brooklyn ImmunoTherapeutics, Inc.” The voting results were:

For	Against	Abstain	Broker Non-Votes
1,800,784	8,262	6,249	N/A

Proposal No. 6: Stockholders did not approve the asset purchase agreement dated September 18, 2020, as amended, between NTN and eGames.com Holdings LLC and the transactions contemplated thereby. The voting results were:

For	Against	Abstain	Broker Non-Votes
1,025,122	7,478	5,937	776,758

Proposal No. 7: Stockholders approved the Brooklyn ImmunoTherapeutics, Inc. 2020 Stock Incentive Plan. The voting results were:

For	Against	Abstain	Broker Non-Votes
998,706	31,158	8,673	776,758

Proposal No. 8: Stockholders approved, on a nonbinding, advisory basis, the compensation that will be paid or may become payable to the named executive officers of NTN in connection with the merger and/or the asset sale. The voting results were:

For	Against	Abstain	Broker Non-Votes
967,863	62,042	8,632	776,758

Proposal No. 9: Stockholders approved an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, or 6. The voting results were:

For	Against	Abstain	Broker Non-Votes
1,776,461	31,182	7,652	N/A

Item 8.01 Other Events.

Anticipated Closing of Merger and Asset Sale

NTN and Brooklyn intend to complete the merger contemplated by the Merger Agreement (the “Merger”) within the next two weeks. At the effective time of the Merger (the “Effective Time”), BIT Merger Sub, Inc., a wholly-owned subsidiary of NTN, will merge with and into Brooklyn, with Brooklyn surviving as a wholly-owned subsidiary of NTN. Following the Effective Time, the business conducted by NTN will become the business conducted by Brooklyn, which is a biopharmaceutical company focused on exploring the role that cytokine-based therapy can have on the immune system in treating patients with cancer.

In connection with and immediately prior to the Effective Time, NTN intends to (i) effect a reverse stock split at a ratio to be determined within the range approved in Proposal 2, and (ii) change its name to “Brooklyn ImmunoTherapeutics, Inc.”

Further, to allow the combined company following the closing of the Merger to focus its resources on Brooklyn’s business, as soon as possible following the completion of the Merger, the parties intend to consummate the asset sale contemplated by the asset purchase agreement dated September 18, 2020, as amended, between NTN and eGames.com Holdings LLC. As stated in the proxy statement/prospectus/consent solicitation statement distributed in connection with the special meeting, as of immediately following the closing of the Merger, the assets related to NTN’s historical business are not expected to constitute all or substantially all of the combined company’s assets. Accordingly, following the completion of the Merger, all of the assets related to NTN’s historical business may be sold without stockholder approval under Section 271 of the Delaware General Corporation Law, including to eGames.com Holdings LLC under the asset purchase agreement.

Acquisition of NTN Series A Convertible Preferred Stock by Brooklyn Members

Under Section 351(a) of the Internal Revenue Code of 1986 (“Section 351(a)”), following the Merger, Brooklyn’s members would be required to own at least 80% of the total combined voting power of all classes of stock of NTN that are entitled to vote, and at least 80% of the total number of shares of each non-voting class of stock in NTN (i.e., Series A Convertible Preferred Stock), in order for the Merger to qualify as a deferral of gain under Section 351(a).

So that the Merger would qualify for deferral of gain under Section 351(a) even if the Series A Voting Rights Proposal was not approved at the special meeting, certain members of Brooklyn have entered into binding agreements with the holders of more than 90% of the outstanding shares of NTN’s Series A Convertible Preferred Stock pursuant to which the holders thereof agreed to sell such shares to those Brooklyn members prior to the Merger, such that the Brooklyn members will hold at least 80% of the number of outstanding shares of Series A Convertible Preferred Stock as of immediately after the Merger. Based on the foregoing, NTN and Brooklyn agreed to waive the closing conditions in the Merger Agreement that NTN’s stockholders approve the Series A Voting Rights Proposal and that NTN’s restated certificate of incorporation be amended to provide the holders of the outstanding shares of NTN’s Series A Convertible Preferred Stock the right to vote on all matters submitted to a vote of the holders of NTN’s common stock, voting together as one class with the holders of the common stock and any other class or series of preferred stock so voting as one class, on an as converted to common stock basis.

On March 15, 2021, NTN issued a press release announcing the foregoing information and the other information disclosed in this report, a copy of which is furnished as Exhibit 99.1 and is incorporated by reference.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “expect,” “intend,” “plan,” “believe,” “anticipate,” “may,” “will,” “would,” “should,” “could,” “contemplate,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other similar words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include statements regarding the parties’ intent to complete the Merger, a reverse stock split and the asset sale, and the timing thereof. Actual results could differ materially from those stated or implied in any forward-looking statement as a result of various factors, including, but not limited to: (i) risks that the conditions to the closing of the proposed Merger and/or asset sale are not satisfied, including the failure of NTN and Brooklyn to meet the net cash and capitalization requirements under the Merger Agreement, as applicable; (ii) uncertainties as to the timing of the consummation of the proposed Merger and asset sale and the ability of each party to consummate the proposed Merger and asset sale; (iii) risks related to NTN’s and Brooklyn’s ability to manage their respective operating expenses and expenses associated with the proposed Merger and asset sale, as applicable, pending closing of the Merger; (iv) the risk that, as a result of adjustments to the exchange ratio, NTN stockholders and Brooklyn members could own more or less of the combined company than is currently anticipated; (v) NTN’s continued listing on the NYSE American; (vi) uncertainties related to the impact of the COVID-19 pandemic on the business and financial condition of NTN, Brooklyn and the combined company and the ability of NTN and Brooklyn to consummate the Merger and NTN and eGames.com to consummate the asset sale; (vii) NTN’s ability to continue to operate as a going concern if the proposed Merger or asset sale are not consummated in a timely manner, or at all; (viii) Brooklyn’s need for, and the availability of, substantial capital in the future to fund its operations and research and development activities; (ix) Brooklyn’s ability to successfully progress research and development efforts after the merger, including its manufacturing development efforts, and to create effective, commercially-viable products; (x) the success of Brooklyn’s product candidates in completing pre-clinical or clinical testing and being granted regulatory approval to be sold and marketed in the United States or elsewhere; (xi) the outcome of any legal proceedings that have been instituted against NTN, Brooklyn, eGames.com or others related to the merger agreement or the asset purchase agreement, as applicable; (xii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of either or both of those agreements; (xiii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger or asset sale; and (xiv) those risks and uncertainties discussed in NTN’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, as well as other documents that may be filed by NTN from time to time with the SEC available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by NTN Buzztime, Inc. dated March 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: March 15, 2021	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance